UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 8, 2006

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
(Address of Principal Executive Offices, Including Zip Code)

(801) 562-5556
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2006, Extra Space Storage Inc. (“Extra Space”), through its subsidiary, Extra Space Storage LLC, entered into a definitive purchase and sale agreement with various limited partnerships affiliated with AAAAA Rent-A-Space (collectively, “Sellers”) to acquire 13 self-storage facilities.  Eleven of the facilities are located in the Bay Area of Northern California and two in Hawaii.  The facilities include approximately 14,700 units, containing an aggregate of approximately 1.04 million square feet of net rentable space.  The total purchase price is approximately $150.2 million in cash, including the assumption of approximately $19 million of third-party debt.  Extra Space is obligated to make a deposit of $14.9 million within three business days after signing the purchase agreement.

The acquisition is subject to certain closing conditions, including customary conditions such as Extra Space’s satisfactory due diligence investigation of the properties, obtaining consents and approvals, the accuracy of each party’s representations and warranties, and compliance with each party’s covenants.  The acquisition is currently expected to close in the first quarter of 2007, although there can be no assurances in that regard.

Forward Looking Statements

Certain information set forth in this report contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements include statements concerning Extra Space’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information.  In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy.  Extra Space may also make additional forward-looking statements from time to time.  All such subsequent forward-looking statements, whether written or oral, by Extra Space or on its behalf, are also expressly qualified by these cautionary statements.

All forward-looking statements, including without limitation, regarding the closing of the acquisition on the terms described in this report, or at all, are based upon Extra Space’s current expectations and various assumptions.  Extra Space’s expectations, beliefs and projections are expressed in good faith and it believes there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.  All forward-looking statements apply only as of the date made.  Extra Space undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause Extra Space’s actual results to differ materially from the forward-looking statements contained in or contemplated by this report.  Any forward-looking statements should be considered in light of the risks referenced in “Risk Factors” included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: December 14, 2006	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer